UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2013

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL		60047
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K filed by ACCO Brands Corporation (the “Company”) with the Securities and Exchange Commission on May 13, 2013 (the “Original Filing”) is being filed to correct an error in Item 7.01 thereof.  Specifically, the assumption regarding the repayment of $150 million of debt in the “full year 2012” should instead be a reference to the “full year 2013.”  In addition, the Company’s cautionary statements in Item 7.01 regarding forward-looking information has been further expanded.  Other than the foregoing changes, this Amendment does not alter or amend any of the other disclosures in the Original Filing, including those set forth under Items 1.01, 2.03 and 9.01 of the Original Filing, and should be read in conjunction with the Original Filing.

Section 7—Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure

As a result of the refinancing, the Company currently estimates its cash interest, net of interest income, and book interest expense for 2013 and 2014 will be as follows:

	2013 (in millions)	2014 (in millions)
Cash Interest, net	$50	$44
Book Interest	$54	$48

These amounts assume the repayment of $150 million of debt in the full year 2013, consistent interest rates during the relevant periods, and exclude any one-time or non-recurring write-offs and are directional information which are provided for modeling purposes only.  This compares with estimated cash interest, net of interest income, and book interest expense for 2013 of $55 million and $61 million, respectively, prior to the refinancing.

In connection with the refinancing, the Company will write-off approximately $9.5 million, primarily relating to loan fees associated with the 2012 Credit Agreement in the 2013 second quarter.

Certain statements made in this Current Report on Form 8-K, as amended, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities. Our forward-looking statements are made as of the date hereof and we undertake no obligation to update these forward-looking statements in the future.

The Company’s interest expense estimates as a result of the credit facility refinancing depend on a number of factors that could cause actual results to differ materially from our current estimates, including the actual amount of debt the Company repays, changes in interest rates and compliance with debt covenants during the relevant periods shown above.  Among other factors that could affect our results or cause our refinancing and other plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in orders from a major customer; the further consolidation of the office products industry and further consolidation of our customers; decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products; decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products; decisions made by end-users of our products, such as whether to purchase substitute or alternative products, including electronic versions of our time management and planning products; commercial and consumer spending decisions during periods of economic uncertainty; the continued integration of the Consumer & Office Products business of MeadWestvaco Corporation with our business, operations and culture, and the ability to realize cost synergies, growth opportunities and other potential benefits of the merger within the time frame currently contemplated; our ability to successfully expand our business in developing and emerging markets; litigation or legal proceedings other than claims, lawsuits and actions incidental to our business; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; material failure, inadequacy or interruption of our information technology systems; the risks associated with seasonality; foreign currency and interest rate fluctuations; our ability to secure, protect and maintain rights to intellectual property; retention of key employees; risks associated with our substantial indebtedness; and other risks and uncertainties described under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports we file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: May 14, 2013	By:	/s/Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer